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                                                                    EXHIBIT 21.1

                            NETWORKS ASSOCIATES, INC.

                 Consolidated Subsidiaries at December 31, 1998

1.  McAfee (UK) Limited                                 36. McAfee.Com Corporation
2.  Network Associates, GmbH                            37. Magic Solutions, Ltd.
3.  Network Associates, S.A.                            38. Magic Solutions Gmbh.
4.  Network Associates, S.r.l.                          39. Trusted Information Systems, Ltd.
5.  Network Associates, A.G.                            40. Trusted Information Systems, Gmbh
6.  Network Associates International, B.V.              41. NA NetTools Holding Company, Inc.
7.  Network Associates Software Development GmbH        42. NetTools Company Ltd.
8.  Network Associates Software Trading LLC, Hungary    43. NetTools Associates (Pty) Ltd.
9.  Network Associates NA, Sweden                       44. NA Network Associates OY
10. Network Associates, S.L. Spain                      45. Dr Solomon Ltd.
11. Network Associates International, Ltd.              46. Solomon Software Ltd.
12. Network Associates Canada Ltd.                      47. Solomon Australia Pty Ltd.
13. Network Associates Combination Company, Inc.        48. Solomon GmbH
14. Network Associates Technology, Inc.                 49. Solomon AG
15. Network Associates Holding Company, Inc.            50. Dr Solomon's Software, Inc.
16. Network Associates K.K.                             51. QA Information Security Holding AB
17. Network Associates Australia Pty. Ltd.              52. QA Information Security AB
18. Network Associates (Hong Kong) Ltd.                 53. QA Information Security OY
19. Network Associates Software (Singapore) Pte Ltd.    54. CSB Consulenza Software di Base S.r.l.
20. Network Associates (NS) ULC
21. FSA Canada Ltd.
22. Network General Europe Holding B.V.
23. Network General Barbados, Inc.
24. Paradigm Pty Ltd.
25. McAfee Do Brazil Ltda
26. McAfee Software de Mexico S.A. de C.V.
27. Network General Canada, Ltd
28. Network General Japan K.K.
29. Network Associates N.V.
30. Network General France SARL
31. Network General Italy SARL
32. Shuijers Holdings B.V.
33. McAfee Nederland
34. GoTech Europe B.V.
35. Network General Gmbh


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